For Immediate Release
Builders FirstSource Reports Third Quarter 2007 Results
October 25, 2007 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the third quarter ended September 30, 2007.
Third Quarter 2007 Financial Highlights
•	Sales – $413.9 million

•	Gross margin – 24.1 percent of sales

•	Impairment of goodwill – $18.9 million ($0.33 per share)

•	Net loss – $11.5 million

•	Net loss per diluted share – $0.33

•	Diluted weighted average shares outstanding – 35.0 million

•	Operating cash flow – $6.2 million
“During the third quarter we continued to face a challenging operating environment,” said Floyd Sherman, Builders FirstSource Chief Executive Officer. “Housing start declines, due in part to the tightened credit standards in the mortgage industry, and lower market prices for lumber products combined to reduce our sales by an estimated 35 percent compared to last year. These macroeconomic factors were partially mitigated by our ability to grow market share and from sales provided by new operations. As a result of the continued decline in housing starts and lower than expected operating performance in certain markets, we recorded an $18.9 million goodwill impairment charge during the quarter.”
Sherman continued, “In response to industry conditions, we have continued our focus on controlling costs and mitigating the decrease in sales through market share gains and new operations. This strategy was outlined last fall at the beginning of the market decline. Despite the challenges of the current operating environment, we have grown our sales from market share gains by an estimated six percent, lowered our selling, general and administrative expenses by 15.7 percent and increased our cash position by $67 million, after acquisitions, year-over-year. We continue to manage our business day-to-day and react as quickly as possible to changing customer demand. I am proud of the ongoing effort company-wide to seek new business and operate as efficiently as possible while still providing outstanding customer service during an extremely difficult period in the homebuilding industry.”
Third Quarter 2007 Results Compared to Third Quarter 2006
(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)
Sales were $413.9 million compared to $569.9 million. Sales declined $156.0 million year-over-year, or 27.4 percent, due to a $20.2 million decline in sales prices coupled with a $135.8 million decline in volume. Lower lumber & lumber sheet goods prices, a result of declining market prices and price concessions to our customers, depressed our sales by

Builders FirstSource Reports Third Quarter 2007 Results (continued)
3.5 percent while sales volume dropped 23.9 percent due to continued weakness in the housing market. Overall, we estimate that housing activity in our markets fell 31.8 percent year-over-year, which was partially offset by sales volume growth of 6.0 percent due to market share gains. New operations added 1.9 percent to sales.

•	Gross margin percentage was 24.1 percent, down from 26.6 percent, due to margin compression in almost all product categories, especially lumber & lumber sheet goods. The de-leveraging of fixed costs within our manufacturing operations lowered gross margins by 80 basis points, while price concessions on commodity lumber products contributed 140 basis points to the decline.

•	Selling, general and administrative (“SG&A”) expenses decreased $17.4 million. As a percentage of sales, however, SG&A increased from 19.4 percent in 2006 to 22.5 percent in 2007. Lower prices for lumber products increased the 2007 percentage by 100 basis points as many variable costs do not adjust with changes in price. Incremental stock compensation expense added $1.0 million and increased the 2007 percentage by 20 basis points. Average full-time equivalent employees for the third quarter 2007 were 16.4 percent lower than the third quarter 2006, while our salaries and benefits expense, excluding stock compensation expense, fell $15.3 million or 21.7 percent, compared to a 23.9 percent sales volume decline.

•	We recorded goodwill impairment charges of $18.9 million, or $0.33 per share, during the quarter related to certain markets; the result of the continued decline in housing starts in these specific markets and the effect of this decline on their current operating performance as well as long-term expectations.

•	The company’s effective tax rate was a benefit of 39.2 percent compared to an expense of 36.3 percent last year, the result of a pre-tax loss and reserve adjustments in the current quarter.

•	Net loss was $11.5 million, or $0.33 per diluted share, compared to net income of $17.3 million, or $0.48 per diluted share.

•	Diluted weighted average shares outstanding were 35.0 million compared to 36.0 million.

•	EBITDA was $12.4 million, or 3.0 percent of sales, compared to $47.0 million, or 8.3 percent of sales.

•	As of September 30, 2007, the company’s cash on hand was $132.4 million, and funded debt was $314.6 million.

•	Operating cash flow was $6.2 million compared to $44.1 million for the third quarter of 2007 and 2006, respectively, and $59.7 million compared to $73.4 million for the nine months ended September 30, 2007 and 2006, respectively.

•	Capital expenditures were $1.5 million compared to $6.3 million for the third quarter of 2007 and 2006, respectively, and $7.5 million and $22.1 million for the nine months ended September 30, 2007 and 2006, respectively.

Builders FirstSource Reports Third Quarter 2007 Results (continued)
Commenting on the third quarter results, Charles Horn, Builders FirstSource Senior Vice President and Chief Financial Officer, said, “As the poor market conditions continue to affect our sales and gross margins, we look to reduce our operating expenses to partially mitigate the effects of these declines. As an example, our selling, general and administrative expenses fell 15.7 percent from the same quarter last year. Specifically, salaries and benefits expense, excluding stock compensation expense, fell 21.7 percent compared to our 23.9 percent sales volume decline. We will carefully manage our cost structure as we continue to work through this difficult housing environment.”
Horn continued, “Cash management continues to be a focus. We have $132.4 million in cash and available borrowing capacity of $107.8 million, although restrictive covenants may limit our availability in the future. We are well-positioned for the challenging operating environment and for opportunities to grow the company.”
Outlook
The company cannot predict the duration or severity of the current market conditions. Additionally, increased competitive pressure arising from the current operating conditions could continue to have a negative impact on gross margins.
Mr. Sherman concluded, “We will continue to look for ways to counteract the non-controllable macroeconomic factors and will persistently strive to grow our market share and flex our cost structure while still providing quality customer service as we manage through this down cycle. We will also seek to grow our company as attractive opportunities arise.”
Conference Call
Builders FirstSource will host a conference call Friday at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-726-2419 (U.S. and Canada) and 913-312-0637 (international). A replay of the call will be available from 1:00 p.m. CT October 26 through November 2, 2007. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international). Please refer to pass code 5216649. To access the webcast, go to www.bldr.com and click on “Investors.” The online archive of the webcast will be available for approximately 90 days.
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 13 states, principally in the southern and eastern United States, and has 68 distribution centers and 61 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s Web site at www.bldr.com.
Cautionary Notice
Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about the impact of expected market share gains, plans to reduce costs, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are

Builders FirstSource Reports Third Quarter 2007 Results (continued)
cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy.  Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
# # #
Contact:
Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500
Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, except per share amounts)
Sales	$413,917	$569,895	$1,290,200	$1,800,875
Cost of sales	314,294	418,100	969,393	1,328,454

Gross margin	99,623	151,795	320,807	472,421

Selling, general and administrative expenses (includes stock-based compensation expense of $2,199 and $1,181 for the three months ended in 2007 and 2006, respectively, and $6,033 and $2,963 for the nine months ended in 2007 and 2006, respectively)	93,197	110,562	290,230	340,553
Impairment of goodwill	18,864	6,763	18,864	6,763

(Loss) income from operations	(12,438)	34,470	11,713	125,105
Interest expense, net	6,550	7,292	19,845	21,793

(Loss) income before income taxes	(18,988)	27,178	(8,132)	103,312
Income tax (benefit) expense	(7,447)	9,862	(5,218)	38,296

Net (loss) income	$(11,541)	$17,316	$(2,914)	$65,016

Net (loss) income per share:
Basic	$(0.33)	$0.51	$(0.08)	$1.93

Diluted	$(0.33)	$0.48	$(0.08)	$1.80

Weighted average common shares:
Basic	35,006	34,051	34,851	33,651

Diluted	35,006	36,018	34,851	36,029

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three months ended September 30,
	2007		2006
		(dollars in thousands)
Prefabricated components	$85,364	20.6%	$118,273	20.8%
Windows & doors	94,033	22.7%	120,495	21.1%
Lumber & lumber sheet goods	109,892	26.6%	172,991	30.4%
Millwork	41,397	10.0%	52,961	9.3%
Other building products & services	83,231	20.1%	105,175	18.4%

Total sales	$413,917	100.0%	$569,895	100.0%

	Nine months ended September 30,
	2007		2006
		(dollars in thousands)
Prefabricated components	$270,864	21.0%	$377,643	21.0%
Windows & doors	291,944	22.6%	367,100	20.4%
Lumber & lumber sheet goods	350,523	27.2%	593,690	32.9%
Millwork	123,625	9.6%	161,705	9.0%
Other building products & services	253,244	19.6%	300,737	16.7%

Total sales	$1,290,200	100.0%	$1,800,875	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,
	2007	December 31,
	(unaudited)	2006
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$132,411	$93,258
Accounts receivable, less allowances of $7,366 and $6,292, respectively	190,349	196,658
Inventories	111,708	122,015
Other current assets	30,468	28,380

Total current assets	464,936	440,311
Property, plant and equipment, net	104,843	109,777
Goodwill	161,248	173,806
Other assets, net	21,275	24,621

Total assets	$752,302	$748,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,226	$84,944
Accrued liabilities	51,961	59,329
Current maturities of long-term debt	445	442

Total current liabilities	155,632	144,715
Long-term debt, net of current maturities	318,424	318,758
Other long-term liabilities	16,993	28,178

	491,049	491,651

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 35,631 and 34,832 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	350	345
Additional paid-in capital	136,805	127,630
Retained earnings	123,213	126,974
Accumulated other comprehensive income	885	1,915

Total stockholders’ equity	261,253	256,864

Total liabilities and stockholders’ equity	$752,302	$748,515

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
	2007	2006
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(2,914)	$65,016
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,056	16,310
Impairment of goodwill	18,864	6,763
Amortization of deferred loan costs	1,976	1,965
Bad debt expense	1,782	398
Non-cash stock based compensation	6,033	2,963
Deferred income taxes	(9,936)	(3,883)
Net gain on sales of assets	(583)	(215)
Changes in assets and liabilities:
Accounts receivable	8,819	7,169
Inventories	11,892	6,982
Other current assets	(589)	(4,236)
Other assets and liabilities	(2,223)	2,380
Accounts payable	16,626	(12,125)
Accrued liabilities	(8,076)	(16,068)

Net cash provided by operating activities	59,727	73,419

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,451)	(22,097)
Proceeds from sale of property, plant and equipment	1,552	1,333
Cash used for acquisitions, net	(17,626)	(26,560)

Net cash used in investing activities	(23,525)	(47,324)

Cash flows from financing activities:
Payments of long-term debt	(331)	(22)
Deferred loan costs	—	(100)
Exercise of stock options	3,765	9,126
Repurchase of common stock	(483)	—

Net cash provided by financing activities	2,951	9,004

Net change in cash and cash equivalents	39,153	35,099
Cash and cash equivalents at beginning of period	93,258	30,736

Cash and cash equivalents at end of period	$132,411	$65,835

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents
(unaudited — dollars in thousands)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on October 25, 2007.

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Reconciliation to EBITDA:
Net (loss) income	$(11,541)	$17,316	$(2,914)	$65,016
Reconciling items:
Depreciation and amortization expense	5,945	5,798	18,056	16,310
Impairment of goodwill	18,864	6,763	18,864	6,763
Interest expense	6,550	7,292	19,845	21,793
Income tax (benefit) expense	(7,447)	9,862	(5,218)	38,296

EBITDA	$12,371	$47,031	$48,633	$148,178

EBITDA as percentage of sales	3.0%	8.3%	3.8%	8.2%

	Last twelve months ended
	September 30,
	2007	2006

Reconciliation to Return on Net Assets:
Net income	$963	$84,515
Reconciling items:
Interest expense	26,769	29,376
Income tax (benefit) expense	(1,277)	48,775

Earnings before interest and taxes	$26,455	$162,666

Average net assets	$493,680	$502,101
Return on net assets	5.4%	32.4%